EXHIBIT 99.1

FuelNation Names Josè Marsicobetre, Managing Director of South American Operations

DAVIE, FL -- (MARKET WIRE) -- 03/23/2006 --

Dear FuelNation Shareholders,

We are pleased to announce that FuelNation (OTC: FLNA) has named Josè Marsicobetre, managing director of South American operations. Josè brings with him over 40 years of experience in the energy business, government relations and international business development.

Mr. Marsicobetre adds an exceptional pedigree in the energy business, government services and international business development. These positions have included; Major (retired), Venezuelan Army, graduated on July 5, 1964. Graduated as Second Lieutenant from Colegio Militar de la Nacion, Argentina, 1964, first in promotion; served as a Green Beret Officer during 1965-1969, training in the U.S. by the United States Army as "Green Beret Special Forces" and Venezuela; elected senator during the period 1983-1989, representing the Estate of Cojedes; elected senator during the period 1989-1993, representing the Federal District, Caracas; elected by the pier Senators as vice President of the Venezuelan Senate, three different terms, starting in 1989 and ending in 1992; appointed General Consul, with the rank of Ambassador, for Venezuela in Puerto Rico, from 1993 to 1995. In addition, Mr. Marsicobetre has served on advisory boards for several refineries and gas operations including; Petrocanada, Alberta, Canada (http://www.petro-canada.ca/), Refineries of Puerto La Cruz, El Palito and Refineria Isla (Curacao), Refineries of Puerto La Cruz, El Palito and Refineria Isla (Curacao), Corpoven, S.A., PDVSA (http://www.pdvsa.com/ ) and PDVSAGAS.

"We are very pleased with the addition of Josè Marsicobetre and the experience and integrity he brings to our company. Josè has a tremendous insight and knowledge of government and energy development expertise. His experiences and working knowledge of the South American marketplace will assist our FuelNation Government Services division immensely;" said Chris Salmonson, Chairman and Chief Executive Officer of FuelNation Inc.

Our President of FuelNation Government Services, Emilio Zabaleta goes on to say; "Josè Marsicobetre, whom I have personally known for over 14 years, has shown the highest level of integrity, honesty and exceptional management skills, and will be a great addition to our company."

FuelNation Government Services is established to partner with governments and strengthen relationships with key suppliers or customers in the energy business. Both Governments and FuelNation have the ability to stay focused on core competence and avoid the need to reinvent what has been invented elsewhere. We can share knowledge and know-how, speed and flexibility in delivering new products, diversification into new markets and reduced risk. We combine our efforts and have access to expertise, facilities and technology, which provide cost savings and profit.

FuelNation Inc, through our 100% wholly owned subsidiary, Leman Energy Trading, Inc., is engaged in oil and gas wholesale marketing of unbranded petroleum transportation fuels and crude oil trading in Western Siberia, Russia; Middle East, Southeast Asia and South America. In addition to the oil and gas wholesale marketing, is in the final stages of our planning to build and develop a portfolio of real estate assets with our concept of the "Super Store" of Travel Centers. http://www.fuelnation.com/

Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. In addition to the factors discussed in the filings with the Securities and Exchange Commission, among the other factors that could cause actual results to differ materially are the following: adverse changes in the business conditions and the general economy; competitive factors, such as rival companies' pricing and marketing efforts; availability of third-party material products at reasonable prices; the financial condition of the customer; risks of obsolescence due to shifts in market demand; and litigation involving product liabilities and consumer issues. FuelNation cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the company's expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

FuelNation Government Services (South America)

Josè Marsicobetre

Managing Director

jmarsicobetre@fuelnationgov.com

FuelNation Government Services

Mr. Emilio Zabaleta

President

4000 Ponce de Léon,

Suite 470

Coral Gables, Florida

954-587-3775 Ext. 121

ezabaleta@fuelnationgov.com

FuelNation Government Services

Mr. John Macho

Managing Director

4000 Ponce de Léon,

Suite 470

Coral Gables, Florida

954-587-3775 Ext. 122

jmacho@fuelnationgov.com

SOURCE:  FuelNation